UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14 6300 Zug, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +41 (0)41 561 32 77

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, CHF 0.03 par value	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Appointment of New Chief Financial Officer

Appointment of Brendan Smith as Senior Vice President and Chief Financial Officer

On October 14, 2021, CRISPR Therapeutics AG (the “Company”) announced the hiring and appointment of Brendan Smith as its Senior Vice President and Chief Financial Officer, effective immediately. Mr. Smith will also serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Mr. Smith, aged 46, served as Chief Financial Officer and Corporate Strategy of Translate Bio, Inc., or Translate Bio, from April 2021 to September 2021. Translate Bio is a publicly-traded company where he oversaw accounting, procurement, financial planning and analysis, investor relations, IT and corporate strategy functions. Mr. Smith previously held various roles at Boston Consulting Group, or BCG, a management consulting firm, serving most recently as a partner and associate director from July 2018 to March 2021, and as principal healthcare expert from September 2016 to June 2018. At BCG, Mr. Smith led integrated biopharmaceutical client engagements that included planning and executing on research and development strategy, operations, business development and deal diligence. Mr. Smith served as vice president, head of business operations for worldwide research and development at Pfizer Inc., or Pfizer, a pharmaceutical company, from September 2014 to September 2016 and as executive director, head of business strategy and operations at Pfizer from November 2012 to September 2014, where he led financial and headcount planning across discovery and development operations. Mr. Smith received a B.S. in biochemistry from Worcester Polytechnic Institute and an M.B.A. from Harvard Business School.

Employment Agreement with Mr. Smith

In connection with Mr. Smith’s appointment to the position of Senior Vice President and Chief Financial Officer, the Company’s wholly owned subsidiary, CRISPR Therapeutics, Inc (“CRISPR Inc.”), entered into a Employment Agreement (the “Employment Agreement”) with Mr. Smith dated October 14, 2021.

Under the Employment Agreement, Mr. Smith will receive an annual salary of $435,000 and he will be eligible to participate in the Company’s annual bonus program, with a target bonus of 40% of his base salary. Mr. Smith’s bonus for 2021 will be pro-rated to reflect his start date with the Company. Mr. Smith will also be eligible to participate in the Company’s 2018 Stock Option and Incentive Plan, and will receive (i) an inaugural, one-time grant of options to purchase 90,000 of the Company’s common shares (the “Option Award”) and (ii) an inaugural, one-time grant of 15,000 restricted stock units corresponding to an equivalent number of the Company’s common shares (the “RSU Award”). Twenty-five percent of the Option Award will vest on October 14, 2022, and the remaining seventy-five percent of the Option Award will vest ratably on a monthly basis over the following three years. Twenty-five percent of the RSU Award will vest on first, second, third and fourth anniversary of the grant date of such award, subject, in each case, to Mr. Smith’s continued employment with CRISPR Inc., the Company or any other subsidiary of the Company. Mr. Smith will also receive a one-time payment of $75,000, which is subject to forfeiture in the event Mr. Smith’s employment with the Company is terminated for any reason prior to November 14, 2022. Mr. Smith will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees.

Under the Employment Agreement, in the event we terminate his employment without Cause, or Mr. Smith resigns for Good Reason (both as defined in the Employment Agreement), the terminating party will be required to give six months’ notice (the “Notice Period”). During the Notice Period, Mr. Smith shall continue to be entitled to all compensation under the Employment Agreement, and all stock options and stock based awards shall continue to vest from the date notice of termination is given until the last day of the Notice Period. In addition, Mr. Smith will be entitled to receive a pro-rated bonus for the duration of the Notice Period.

No later than fifteen days following the delivery of notice by us to Mr. Smith of a termination without Cause or the delivery of a notice of resignation by Mr. Smith for Good Reason, Mr. Smith will be placed on “administrative leave.” During this period of administrative leave, Mr. Smith may enter into consulting arrangements and accept board positions with other companies and will be allowed to engage in other employment, so long as that employment doesn’t interfere with his obligations under the Employment Agreement. However, Mr. Smith will continue to be entitled to all compensation under the Employment Agreement through the administrative leave period, which terminates at the end of the Notice Period.

If Mr. Smith’s employment is terminated by us without Cause or by Mr. Smith for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Employment Agreement), the Notice Period will become 12 months and all equity awards held by Mr. Smith on such date that the notice of termination or resignation is delivered will vest, or similar other restrictions will expire, and such awards become exercisable or nonforfeitable, subject to his execution of a release of any claims in favor of us. However, in the event we determine at the time of the Change in Control, based upon an opinion of counsel, that the acceleration described in the preceding sentence is not permissible under applicable law, all stock options and stock-based awards held by Mr. Smith as of the date of the Change in Control, shall vest and become exercisable or nonforfeitable as of the date of the Change in Control.

There are no transactions between Mr. Smith and the Company subject to disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Smith and any other persons or entities pursuant to which Mr. Smith was appointed as officer of the Company. There are no family relationships between Mr. Smith and any of our directors or executive officers.

The foregoing description of the material terms of Mr. Smith’s employment arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The full text of the press release announcing Mr. Smith’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

(b) Retirement of Chief Financial Officer

On October 14, 2021, Michael Tomsicek retired from his position as Senior Vice President and Chief Financial Officer of the Company. Mr. Tomsicek’s decision to retire is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments. Mr. Tomsicek is expected to remain employed as an employee of CRISPR Therapeutics, Inc. until a date on or before December 31, 2021, during which time Mr. Tomsicek’s outstanding options to purchase common shares of the Company that are not vested will continue to vest.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 14, 2021, by and between CRISPR Therapeutics, Inc. and Brendan Smith.

99.1	Press Release by CRISPR Therapeutics AG, dated October 14, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: October 14, 2021	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
Chief Executive Officer